Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of China Xiangtai Food Co., Ltd. of our report dated November 6, 2019 relating to the consolidated financial statements of China Xiangtai Food Co., Ltd. included in its annual report (Form 20-F) for the year ended June 30, 2019. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

November 15, 2021